Exhibit 99.2

LIBERTY INTERACTIVE CORPORATION TO PRESENT AT DEUTSCHE BANK 2013 DBACCESS MEDIA, INTERNET & TELECOM CONFERENCE

Englewood, Colo, February 26th - Liberty Interactive Corporation (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) announced that Greg Maffei, President and CEO of Liberty Interactive, will be presenting at the Deutsche Bank 2013 dbAccess Media, Internet & Telecommunications conference, on Tuesday, March 5th at 7:50 a.m., Eastern Time at the Breakers in Palm Beach, FL. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days.

About Liberty Interactive Corporation
Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: Liberty Interactive Group and Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation's subsidiaries Backcountry.com, Bodybuilding.com, Celebrate Interactive (including Evite and Liberty Advertising), CommerceHub, MotoSport, Provide Commerce, QVC, Right Start, and Liberty Interactive Corporation's interests in HSN and Lockerz. The Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consists of Liberty Interactive Corporation's interests in TripAdvisor, Expedia, Interval Leisure Group, Time Warner, Time Warner Cable, Tree.com (Lending Tree), AOL and various green energy investments.
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Contact:
Courtnee Ulrich
720-875-5420